UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 7, 2008

COLLAGENEX PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-28308 (Commission File Number)	52-1758016 (IRS Employer Identification No.)

41 University Drive — Newtown, Pennsylvania (Address of Principal Executive Offices)	18940 (Zip Code)
Registrant’s telephone number, including area code (215) 579-7388
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice if Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On April 10, 2008, the acquisition of CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), by Galderma Laboratories, Inc., a Delaware corporation and wholly owned subsidiary of Galderma Pharma S.A. (“Parent”), was completed by means of a merger (the “Merger”) of Galderma Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), with and into the Company, with the Company as the surviving corporation. As a result of the Merger, the Company has requested that the NASDAQ Global Market (the “NASDAQ”) file with the Securities and Exchange Commission an application on Form 25 to report that the shares of common stock of the Company are no longer listed on the NASDAQ. The Form 25 was filed on April 10, 2008. The Company will also file with the SEC a Certification on Form 15 under the Exchange Act to suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.

Item 5.01.	Changes in Control of Registrant
     On April 7, 2008, Galderma Pharma S.A. issued a press release announcing the results and completion of the $16.60 per share cash tender offer (the “Offer”) by Purchaser for all of the outstanding shares(the “Shares”) of common stock of the Company (the “Company Common Stock”). Parent and Purchaser have advised the Company that, based upon information obtained by Purchaser from the depositary for the Offer, as of the expiration of the Offer at 12:00 midnight, New York City time, at the end of Friday, April 4, 2008, a total of 21,044,292 Shares were tendered and not withdrawn prior to the Offer, including 1,328,948 Shares that were tendered by notice of guaranteed delivery. These tendered Shares represent an aggregate of approximately 97.04% of all outstanding Shares as of April 4, 2008.
     The Offer was made in accordance with the terms of the Agreement and Plan of Merger, dated as of February 25, 2008, by and among Parent, Purchaser and the Company (the “Merger Agreement”).
     On April 10, 2008, the acquisition of the Company by Parent was completed by means of a merger (the “Merger”) of Purchaser with and into the Company, with the Company as the surviving corporation. In the Merger, (1) each Share of the Company (other than Shares owned by the Company, Parent, Purchaser or their respective subsidiaries and Shares as to which appraisal rights are perfected under Delaware law) were converted into the right to receive the same $16.60 in cash per Share as was paid in the Offer and (2) each share of Series D-1 Cumulative Convertible Preferred Stock, par value $0.01 per share, of the Company (each, a “Series D-1 Share”) (other than Series D-1 Shares owned by the Company, Parent, Purchaser or their respective subsidiaries and Series D-1 Shares as to which appraisal rights are perfected under Delaware law) were converted into the right to receive an amount of cash, without interest, equal to the product of the number of shares of Company Common Stock into which such Series D-1 Share was convertible multiplied by the price paid in the Offer. The amount of consideration and source of funds used by Purchaser to acquire the capital stock of the Company is described in Item 7 of the Tender Offer Statement on Schedule TO filed by Purchaser and Parent, as amended, and the related Offer to Purchase, dated March 10, 2008, which description is incorporated herein by reference. As a result of the Merger, Parent has control of the Company.
     The Merger Agreement provided that (1) the directors of Purchaser immediately prior to the effective time of the Merger (the “Effective Time”) will be the directors of the Company immediately following the Effective Time and (2) the officers of Purchaser immediately prior to the Effective Time will be the directors of the Company immediately following the Effective Time. The information set forth in Item 5.02 below relating to the designation of directors and officers is incorporated into this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As a result of the Merger, as of the Effective Time, Colin W. Stewart, Peter R. Barnett, D.M.D., Robert A. Beardsley, Ph.D., Robert C. Black, James E. Daverman, Robert J. Easton, George M. Lasezkay, Pharm.D., J.D. and W. James O’Shea ceased to serve as directors of the Company, and the directors of Purchaser immediately prior to the Merger (Albert Draaijer and Quintin Cassady) now comprise the directors of the Company. The information regarding the new directors of the Company set forth in the Offer to Purchase, dated March 10, 2008, is incorporated herein by reference.
     As a result of the Merger, as of the Effective Time, Colin W. Stewart ceased to be the President, Chief Executive Officer of the Company, Nancy C. Broadbent ceased to be Senior Vice President, Chief Financial Officer and Treasurer of the Company, David F. Pfeiffer ceased to be Senior Vice President, Sales and Marketing of the Company, Klaus Theobald ceased to be Senior Vice President and Chief Medical Officer of the Company, Andrew K.W. Powell ceased to be Vice President, General Counsel and Secretary of the Company and J. Gregory Ford ceased to be Vice President, Business Development and Strategic Planning of the Company. The officers of Purchaser immediately prior to the Merger (Humberto Antunes, President; Quintin Cassady, Secretary and Vice President; and Albert Draaijer, Treasurer and Vice President) are now the officers of the Company. The information regarding the new officers of the Company set forth in the Offer to Purchase, dated March 10, 2008, is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Pursuant to the Merger Agreement, upon consummation of the Merger, the certificate of incorporation of the Company was amended and restated in its entirety to read as set forth in Annex A to the Merger Agreement. A copy of the amended and restated certificate of incorporation of the Company is filed as Exhibit 3(i) hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits

3(i)	Amended and Restated Certificate of Incorporation of CollaGenex Pharmaceuticals, Inc.

SIGNATURE
     After due inquiry and to the best of my knowledge and belief, the undersigned certifies that the information set forth in this Statement is true, complete and correct.

COLLAGENEX PHARMACEUTICALS, INC.
By:	/s/ Albert Draaijer
Albert Draaijer
Treasurer and Vice President

Dated: April 15, 2008

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